OPENLIMIT, INC.

Special Meeting of Stockholders – August 10, 2007

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of OpenLimit, Inc., does hereby nominate, constitute and appoint Henry Dattler, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said Corporation standing in the name of the undersigned at the close of business on Friday the 10th of August, 2007 at the Special Meeting of Stockholders to be held at Dammstrasse 19, Zug, Switzerland CH-6300, at 10:00 a.m., local time, or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ☒ Please mark votes as in this example.

PROPOSAL 1

Approval of the amendment to change the Corporation's name to "SunVesta, Inc."

FOR	*AGAINST*	*ABSTAIN*
☐	☐	☐

PROPOSAL 2

Approval of the amendment to increase the number of preferred shares, with a par value of $0.01, to 50,000,000

FOR	*AGAINST*	*ABSTAIN*
☐	☐	☐

PROPOSAL 3

Approval to acquire ZAG and its subsidiaries pursuant to the Agreement dated June 19, 2007

FOR	*AGAINST*	*ABSTAIN*
☐	☐	☐

PROPOSAL 4

Approval of the reverse stock split of common stock on the basis of fifty (50) shares for one (1) share

FOR	*AGAINST*	*ABSTAIN*
☐	☐	☐

PROPOSAL 5

Election of directors

1) Thomas Meier
2) Stephen Berndt

To withhold authority to vote for any nominee, mark "For All Except" and circle the number of the nominee.

FOR ALL	*AGAINST ALL*	*FOR ALL EXCEPT*
☐	☐	☐

NOTE: Please print and sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature ________________________

Print ________________________

Date ________________________

Signature ________________________

Print ________________________

Date ________________________

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. NON-U.S. SHAREHOLERS SHOULD RETURN THIS PROXY BY FAX TO: STANDARD REGISTRAR & TRANSFER CORPORATION, INC., ATTN: RON HARRINGTON, AT (801) 571-2551. MR. HARRINGTON'S PHONE NUMBER IS (801) 571-8844.